SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

                   (Amendment No.      )


(xx)  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(xx)  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12



                    Ryan's Family Steak Houses, Inc.
          (Name of Registrant as Specified In Its Charter)



          (Name of Person(s) Filing Proxy Statement)


PAYMENT OF FILING FEE (Check the appropriate box):

(xx)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

* Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

( ) Filing Fee of $          was previously paid on           , 199 ,
    the date the Preliminary Proxy Statement was filed.

                        RYAN'S FAMILY STEAK HOUSES, INC.
                              405 LANCASTER AVENUE
                              POST OFFICE BOX 100
                          GREER, SOUTH CAROLINA 29652
                                 March 25, 1994
TO OUR SHAREHOLDERS:
     You are cordially invited to attend the Annual Meeting of Shareholders of Ryan's Family Steak Houses, Inc. to be held on Thursday, April 28, 1994 at 11:00 a.m. at the Hyatt Regency in Greenville, South Carolina.
     The official Notice of Annual Meeting, Proxy Statement and Form of Proxy are enclosed with this letter. The Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.
     The vote of every shareholder is important, and to ensure proper representation of your shares at the meeting, please sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote will be counted if you are unable to attend.
                                             Sincerely,
 (Signature of Janet J. Gleitz)
 Janet J. Gleitz
 SECRETARY

                        RYAN'S FAMILY STEAK HOUSES, INC.
                              405 LANCASTER AVENUE
                              POST OFFICE BOX 100
                          GREER, SOUTH CAROLINA 29652
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 28, 1994
TO OUR SHAREHOLDERS:
     The Annual Meeting of Shareholders of Ryan's Family Steak Houses, Inc. (the Company) will be held at the Hyatt Regency, Greenville, South Carolina, on Thursday, April 28, 1994 at 11:00 a.m. for the following purposes:
     (1) To elect seven (7) Directors to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified;
     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on March 2, 1994 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.
                                        BY ORDER OF THE BOARD OF DIRECTORS
 (Signature of Janet J. Gleitz)
 Janet J. Gleitz
 SECRETARY
March 25, 1994
Greer, South Carolina
     A FORM OF PROXY IS ENCLOSED. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN THE EVENT YOU ATTEND THE MEETING.

                        RYAN'S FAMILY STEAK HOUSES, INC.
                              405 Lancaster Avenue
                              Post Office Box 100
                          Greer, South Carolina 29652
                                 (803) 879-1000
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the Board) of Ryan's Family Steak Houses, Inc. (the Company), to be voted at the Annual Meeting of Shareholders of the Company (the Annual Meeting) to be held at 11:00 a.m. on Thursday, April 28, 1994, at the Hyatt Regency, Greenville, South Carolina. The approximate mailing date of this Proxy Statement is March 25, 1994.
     Shareholders of record at the close of business on March 2, 1994 are entitled to notice of and to vote at the Annual Meeting. As of such date, a total of 53,416,405 shares of common stock, $1 par value, of the Company (the Common Stock) were outstanding. Holders of Common Stock are entitled to one vote for each share held of record on March 2, 1994 upon all matters presented at the Annual Meeting.
     A shareholder giving a proxy may revoke it at any time before it is exercised by written notice dated later than the date of the proxy. A shareholder may revoke a proxy by: (i) delivery to the Secretary of the Company, at or before the Annual Meeting, of an instrument revoking the proxy bearing a date later than the proxy; (ii) delivery to the Secretary of the Company, at or before the Annual Meeting, of a duly executed proxy bearing a later date; or
(iii) attending the Annual Meeting and giving notice of revocation to the Secretary of the Company or expressing to the Secretary of the Company, before his or her shares are voted, a desire to vote his or her shares in person in a manner contrary to that set forth in his or her previous proxy, if any (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any instrument revoking a proxy should be delivered to the Secretary of the Company at the Annual Meeting or sent prior to the Annual Meeting to Ryan's Family Steak Houses, Inc., 405 Lancaster Avenue, Greer, South Carolina 29650 or P.O. Box 100, Greer, South Carolina 29652, Attn: Janet J. Gleitz.
     Unless revoked, such proxy will be voted in accordance with the specifications thereon. If no contrary instructions are given, all shares represented by a proxy will be voted FOR the proposal to elect as Directors the nominees named in this Proxy Statement, and in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. In connection with the election of directors, abstentions and broker non-votes are not counted for purposes of determining the votes cast for directors.
     The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock at March 2, 1994 is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of votes cast at the Annual Meeting.
                             ELECTION OF DIRECTORS
                            (ITEM #1 ON THE PROXY)
     The following seven persons are nominees for election at the Annual Meeting as Directors to serve until the next annual meeting of the Company or until their successors are duly elected and qualified: Charles D. Way, James D. Cockman, Brian S. MacKenzie, G. Edwin McCranie, Barry L. Edwards, Harold K. Roberts, Jr. and James M. Shoemaker, Jr. Unless authority to vote for the election of Directors is withheld, it is the intention of the persons named in the enclosed proxy to nominate and vote for such nominees.
     Management believes that all of the nominees will be available and able to serve as Directors, but in the event any nominee is not available or able to serve, the Common Stock represented by the proxies will be voted for such substitute as shall be designated by the Board of Directors.
                                       1

     The following table sets forth the name, age, principal occupation, years of service as a Director, and Common Stock beneficially owned as of March 2, 1994 of or by each nominee for Director.

                                                                                                       SHARES
                                                                                                        THAT
                                                                                                       CAN BE
                                                                                                      ACQUIRED
                                                                                     OUTSTANDING     WITHIN 60        TOTAL OF
                                                                                       SHARES        DAYS UPON         SHARES
                                               PRINCIPAL                DIRECTOR     BENEFICIALLY     EXERCISE      BENEFICIALLY
          NAME              AGE                OCCUPATION                SINCE          OWNED        OF OPTIONS        OWNED
Charles D. Way              40      Chairman of the Board,                1981         332,856(7)      285,000          617,856
  (3, 4)                            President and Chief
                                    Executive Officer
G. Edwin McCranie           45      Executive Vice                        1991           1,000          71,000           72,000
  (4)                               PresidentPurchasing
Barry L. Edwards            46      Vice-President and                    1982          38,588(8)       25,000           63,588
  (1, 2, 3, 5)                      Treasurer, The Liberty
                                    Corporation
Harold K. Roberts,          43      Partner in the firm of                1988           8,845          25,000           33,845
  Jr. (2, 3, 4)                     Roberts and Morgan,
                                    CPAs; Chairman,
                                    Statewide Title, Inc.
James M. Shoemaker,         61      Member, Wyche, Burgess, Freeman       1982          41,325(9)       25,000           66,325
  Jr. (1, 2, 5)                     & Parham, P.A.
Brian S. MacKenzie          42      President, Builder Marts              1993           1,000           5,000            6,000
  (1, 4, 5)                         of America, Inc.
James D. Cockman            61      Chairman and Chief                    1993           1,000               0            1,000
  (4)                               Executive Officer,
                                    Ocean Fresh Express
                                    International Seafood
                              PERCENT
                             OF TOTAL
          NAME            OUTSTANDING (6)
Charles D. Way                   1.2%
  (3, 4)
G. Edwin McCranie                (10)
  (4)
Barry L. Edwards                 (10)
  (1, 2, 3, 5)
Harold K. Roberts,               (10)
  Jr. (2, 3, 4)
James M. Shoemaker,              (10)
  Jr. (1, 2, 5)
Brian S. MacKenzie               (10)
  (1, 4, 5)
James D. Cockman                 (10)
  (4)

 (1) Member of the Compensation Committee. The Compensation Committee met three times during fiscal 1993 for the purpose of reviewing and submitting to the Board recommendations respecting the salary, bonus and other non-stock compensation to be provided to the Company's executive officers.
 (2) Member of the Audit Committee. The Audit Committee met with representatives of the Company's independent auditors once during fiscal 1993 for the purpose of reviewing the scope and results of such firm's audit.
 (3) Member of the Nominating Committee. The Nominating Committee met once during fiscal 1993 for the purpose of recommending members of the Board. The Company's Nominating Committee will consider nominees to the Board recommended by shareholders of the Company for the 1995 Annual Meeting of Shareholders. See Proposals of Shareholders.
 (4) Member of the Long Range Planning Committee. The Committee met twice during fiscal 1993 for the purpose of providing long-term direction for the Company.
 (5) Member of Stock Option Committee. The Stock Option Committee met once during fiscal 1993 for the purpose of considering option grants under the Company's 1991 Stock Option Plan to the Company's executive officers and key employees.
 (6) Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act), percentages of total outstanding shares have been computed on the assumption that shares that can be acquired within 60 days upon the exercise of options by a given person or group are outstanding, but no other such shares similarly subject to acquisition by other persons are outstanding.
 (7) The figure shown includes 29,380 shares owned by Mr. Way's wife and an aggregate of 6,000 shares owned by Mr. Way's wife as custodian for Mr. Way's sons. Mr. Way may be deemed to share voting and investment power with respect to such shares.
 (8) The figure shown includes 3,282 shares held in an individual retirement account for the benefit of Mr. Edwards and an aggregate of 4,460 shares held by Mr. Edwards' sons, as to which shares Mr. Edwards may be deemed to share voting and investment power.
 (9) The figure shown includes 2,000 shares owned by Mr. Shoemaker's wife and 6,000 shares in a trust, of which Mr. Shoemaker is a co-trustee, for the benefit of Mr. Shoemaker's three adult children. Mr. Shoemaker may be deemed to share voting and investment power with respect to such shares.
(10) Less than one-half of one percent.
                                       2

     The Board met four times during fiscal 1993. All Directors attended personally or by telephone all meetings of the Board and committees on which they served.
BUSINESS EXPERIENCE OF NOMINEES FOR DIRECTOR
     CHARLES D. WAY became Chairman of the Board of the Company on October 29, 1992. Mr. Way assumed the position of President and Chief Executive Officer of the Company in October 1989. From June 1988 to October 1989, he served as President. From May 1986 to June 1988, he served as Executive Vice President, Treasurer and Secretary. From January 1981 through April 1986 he served as Vice President-Finance, Treasurer and Secretary. Mr. Way joined the Company in June 1979 as Controller. Mr. Way is also a director of World Acceptance Corporation.
     G. EDWIN MCCRANIE joined the Company in 1986 as a Director of Purchasing. Mr. McCranie assumed his present position as Executive Vice President-Purchasing of the Company in November 1991. From January 1989 to October 1991, he served as Vice President-Purchasing. From 1986 until 1989, he served as Director of Purchasing of the Company.
     BARRY L. EDWARDS has served as Vice President and Treasurer of The Liberty Corporation since 1979. The Liberty Corporation is a holding company whose subsidiaries are active in insurance, broadcasting and real estate.
     HAROLD K. ROBERTS has been a partner in the firm of Roberts and Morgan, Certified Public Accountants, Salisbury, North Carolina since 1983, as well as Chairman of Statewide Title, Inc., a real estate title insurance agency, since 1987. From 1972 to 1982, Mr. Roberts served as Controller and Assistant Treasurer of Food Lion, Inc.
     JAMES M. SHOEMAKER has been a member of Wyche, Burgess, Freeman & Parham, P.A., the law firm which is general counsel to the Company, since 1965. Mr. Shoemaker is a director of Palmetto Bancshares, Inc., One Price Clothing Stores, Inc., and Span-America Medical Systems, Inc.
     BRIAN S. MACKENZIE has served as President and Chief Executive Officer of Builder Marts of America, Inc. (BMA) since November 1993. From April 1991 to July 1991 he served as its Chief Operating Officer. From July 1990 to April 1991, Mr. MacKenzie served as President of the Building Materials Retail Division of BMA. BMA is a wholesale distributor of building materials and supplies. From January 1990 to June 1990, Mr. MacKenzie served as Senior Vice President of Franchise Retailing of Coast To Coast Stores, Inc. (Coast To Coast), a hardware distributor, and served as Senior Vice President of Marketing and Merchandising of Coast To Coast from 1987 through January of 1990. Coast To Coast was acquired by Amdura, Inc. as a wholly-owned subsidiary in December 1988. In April 1990, Amdura, Inc., and its subsidiaries, including Coast To Coast, filed under Chapter 11 of the Federal Bankruptcy Laws. Coast To Coast was sold to a third party three months after the Chapter 11 filing, following which Mr. MacKenzie joined BMA.
     JAMES D. COCKMAN has served as Chairman and Chief Executive Officer of Ocean Fresh Express International Seafood, which is engaged in the business of distributing and processing seafood, since September 1992. From 1989 until 1992, he served as Chairman of the Sara Lee Food Service division of Sara Lee Corp., which engaged in the business of processing and distributing food products and from 1985 to 1989, he served as Chairman of the Board and Chief Executive Officer of PYA Monarch, Inc., also a division of Sara Lee Corp. Mr. Cockman also serves as a director of Dollar General Stores and Clayton Homes, Inc. COMPENSATION OF DIRECTORS
     During 1993, Directors who are not officers of the Company were paid an annual retainer of $7,000, plus $500 per meeting of the Board, and $250 for attendance at committee meetings. Pursuant to this arrangement, Messrs. Cockman, Edwards, MacKenzie, Roberts and Shoemaker were paid $4,250, $10,350, $9,400 and $9,750, and $10,600, respectively, during fiscal 1993. Effective in 1994, the annual retainer component of non-officer directors' compensation was increased to $9,000. Directors who were also officers of the Company were paid $100 per meeting in 1993.
     In addition, each Director who is not an officer of the Company receives options for 5,000 shares of Common Stock each year. Pursuant to such arrangement, on January 29, 1993, options were granted with respect to 5,000 shares of Common Stock to each of Messrs. Edwards, Roberts and Shoemaker. Such options had an exercise price of $10.375 per share (the per share market value on the date of grant) and became exercisable on July 29, 1993. Such options expire on January 29, 2003.
          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During fiscal 1993, Messrs. Edwards, MacKenzie and Shoemaker, each a non-employee Director, served on the Company's Compensation Committee of the Board. Mr. Shoemaker is a member of the law firm of Wyche, Burgess, Freeman &
                                       3

Parham, P.A., which serves as general counsel to the Company. In addition, during fiscal 1993, Messrs. Shoemaker, Edwards and MacKenzie, each a non-employee Director, served on the Stock Option Committee of the Board.
                   CERTAIN BENEFICIAL OWNERS OF COMMON STOCK
     To the extent known to the Company, other than Trimark Investment Management Inc. (TIM), which owned 3,635,000 shares of Common Stock (6.8% of the Company's total outstanding Common Stock), as of December 29, 1993 (according to information provided by TIM), there is no person or group that beneficially owns 5% or more of the outstanding shares of Common Stock of the Company as of March 2, 1994. According to the Schedule 13-G filed by TIM, each of Trimark Fund and Trimark Select Growth Fund (the Funds) are record owners of a portion of the 3,635,000 shares of Common Stock. TIM is the manager of the assets of the Funds and sole trustee of the Funds and, as such, has sole voting power and sole dispositive power with respect to such shares of Common Stock, and consequently may be deemed to be the beneficial owner of such shares of Common Stock. The address of Trimark Investment Management Inc. is One First Canadian Place, Suite 5600, Toronto, Ontario, Canada, M5X 1E5.
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Executive officers, Directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required for the fiscal year ended December 29, 1993, all Section 16(a) filings required of its executive officers or Directors for fiscal 1993 were made on a timely basis.
                               EXECUTIVE OFFICERS
     The following table sets forth the name, age, principal occupation, years of service as an officer and Common Stock beneficially owned as of March 2, 1994 of or by each executive officer of the Company, and all executive officers and Directors as a group.

                                                                                                    SHARES
                                                                                                     THAT
                                                                                                    CAN BE
                                                                                                   ACQUIRED
                                                                                  OUTSTANDING     WITHIN 60        TOTAL OF
                                                                      COMPANY       SHARES        DAYS UPON         SHARES
                                              COMPANY OFFICES         OFFICER     BENEFICIALLY     EXERCISE      BENEFICIALLY
             NAME                 AGE          CURRENTLY HELD          SINCE         OWNED        OF OPTIONS        OWNED
Charles D. Way                    40      Chairman of the Board,        1981        332,856(2)      285,000          617,856
                                          President and Chief
                                          Executive Officer
G. Edwin McCranie                 45      Executive Vice                1989          1,000          71,000           72,000
                                          President-
                                          Purchasing and Director
John C. Jamison                   35      Vice President-Real           1988              0         104,000          104,000
                                          Estate
James R. Hart                     46      Vice President-Human          1988              0          31,000           31,000
                                          Resources
Fred T. Grant, Jr.                38      Vice President-Finance        1990              0          30,000           30,000
Morgan A. Graham                  58      Vice President-               1991            585          30,000           30,585
                                          Construction
Alan E. Shaw                      35      Vice President-               1990            167          54,500           54,667
                                          Operations
Janet J. Gleitz                   51      Secretary                     1988              0          11,000           11,000
All executive officers and                                                          425,366         696,500        1,121,866
  directors as a group (13
  persons)
                                    PERCENT
                                   OF TOTAL
             NAME               OUTSTANDING (1)
Charles D. Way                        1.2%
G. Edwin McCranie                      .1%
John C. Jamison                        .2%
James R. Hart                          .1%
Fred T. Grant, Jr.                     .1%
Morgan A. Graham                       .1%
Alan E. Shaw                           .1%
Janet J. Gleitz                       (3)
All executive officers and            2.1%
  directors as a group (13
  persons)

(1) Pursuant to Rule 13d-3 under the Exchange Act, percentages of total outstanding shares have been computed on the assumption that shares that can be acquired within 60 days upon the exercise of options by a given person are outstanding, but no other such shares similarly subject to acquisition by other persons are outstanding.
(2) The figure shown includes 29,380 shares owned by Mr. Way's wife and an aggregate of 6,000 shares owned by Mr. Way's wife as custodian for Mr. Way's sons. Mr. Way may be deemed to share voting and investment power with respect to such shares.
                                       4

(3) Less than .1% of the outstanding shares of stock as of March 2, 1994. BACKGROUND OF EXECUTIVE OFFICERS
     Below is a summary of the background of the Company's executive officers who are not also Directors of the Company.
     Mr. John C. Jamison joined the Company in 1980 and served as a manager trainee and store manager until February 1983. Since that time he served as Assistant Director of Development and Director of Development until January 1988 when he assumed the position of Vice President -- Development. In May 1991 he assumed his present position as Vice President -- Real Estate.
     Mr. Morgan A. Graham has been Vice President -- Construction since November 1991. After joining the Company in July 1987 as a Construction Superintendent, he served in several construction-related positions, including Project Manager, Architectural Coordinator, Procurement Manager and Director of Construction, until assuming his present position.
     Mr. James R. Hart joined the Company in 1979 and served as a store manager until September 1983. Since that time he served as Director of Human Resources until April 1988 when he became Vice President -- Human Resources.
     Mr. Fred T. Grant joined the Company in January 1990 as Director of Finance. He served in that position until April 1990 when he became Vice President -- Finance. Prior to joining the Company, Mr. Grant had been a Senior Manager with the Greenville, South Carolina office of KPMG Peat Marwick, an international accounting and consulting firm, since 1985.
     Mr. Alan E. Shaw joined the Company in 1979 and served as a store manager until being promoted to Supervisor in 1982. From 1984 through 1989, he served as Assistant Director of Operations and Regional Director of Operations prior to his promotion to Regional Vice President -- Operations in January 1990. In November 1991, Mr. Shaw assumed his present position as Vice
President -- Operations.
     Ms. Janet J. Gleitz joined the Company in 1981 and served as Corporate Relations Administrator until June 1988 when she assumed her present position of Secretary.
                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
     The following table shows, for the fiscal years 1993, 1992 and 1991, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the two executive officers of the Company whose salary and bonus in fiscal 1993 exceeded $100,000 (the Named Executive Officers):
                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                 ANNUAL COMPENSATION        SECURITIES
                                     FISCAL      SALARY                     UNDERLYING           ALL OTHER
   NAME AND PRINCIPAL POSITION        YEAR        ($)        BONUS ($)       OPTIONS        COMPENSATION ($)(1)
Charles D. Way,                        1993     $184,474            0          30,000             $57,798
  Chairman of the                      1992     $162,895            0          30,000             $26,088
  Board, President                     1991     $150,268            0          30,000                  --
  and Chief Executive Officer
Alan E. Shaw,                          1993     $ 90,172      $29,063          10,000             $31,430
  Vice President                       1992     $ 81,383      $35,625          10,000             $ 6,501
  Operations                           1991     $ 73,204      $20,063          10,000                  --

(1) All Other Compensation for 1993 includes the following: (i) contributions of $2,755 and $1,758 to the Company's 401(k) Plan (the Plan) on behalf of Mr. Way and Mr. Shaw, respectively, to match 1993 pre-tax elective deferral contributions (included under Salary) made by each to such Plan; (ii) premium payments of $5,033 on behalf of each of Mr. Way and Mr. Shaw for a policy of health insurance providing a level of coverage not otherwise available under the Company's standard health plan; (iii) premium payments of $102 and $54 on behalf of Messrs. Way and Shaw, respectively, for an additional $50,000 in life insurance above the coverage available to salaried employees generally; (iv) a premium payment of $2,428 for disability insurance coverage for Mr. Way; (v) an accrual of $19,163 pursuant to the Deferred Compensation -- Salary Continuation Agreement between the Company and Mr. Way; and (vi) the Company's
                                       5
    estimate of the imputed benefit to Messrs. Way and Shaw of $28,317 and $24,585, respectively, of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by the Company on each officer's life in the policy amounts of $1,005,000 and $910,000, respectively. Under the Company's insurance plan, the Company pays premiums on such policies on the life of participating executive officers for a period of ten years. The Company owns the policy for the first five years of the policy. After the fifth year, the Company transfers ownership of the policy to the participating executive. The Company is repaid the aggregate amount of the premiums, without interest, at the earlier of the executive's dying, reaching age 60 or the termination of the policy. All Other Compensation includes only amounts earned for fiscal years 1992 and 1993.
SUMMARY OF OPTION GRANTS AND HOLDINGS
     The following table illustrates the value of the stock options granted to the Named Executive Officers during fiscal 1993:
                       OPTION GRANTS IN 1993 FISCAL YEAR

                                     INDIVIDUAL GRANTS
                                   % OF TOTAL
                    NUMBER OF       OPTIONS
                   SECURITIES      GRANTED TO
                   UNDERLYING      EMPLOYEES
                     OPTIONS        IN 1993       EXERCISE
                     GRANTED         FISCAL        PRICE       EXPIRATION        GRANT DATE
     NAME            (POUND)          YEAR         ($/SH)       DATE (1)      PRESENT VALUE (2)
Charles D. Way        30,000           6.4%       $10.3125       1/28/03          $ 150,700
Alan E. Shaw          10,000           2.1%        10.3125       1/28/03          $  50,200

(1) These options became exercisable in full on July 28, 1993.
(2) The dollar amounts under this column are the result of calculations using the Black-Scholes based option valuation model. The valuation assumes an expected volatility of .3019, a 0% dividend yield, a 7 1/2-year exercise term, a risk free rate of 6 1/2% reflecting the yield on a zero coupon U.S. Treasury security for the term of the option, and a grant price and exercise price equal to $10.3125. No adjustments have been made for non-transferability or risk of forfeiture. The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the price of the option on the date of exercise.
     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year, and unexercised options held as of the end of the fiscal year and the value of such options:
   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                      NUMBER OF
                                                      SECURITIES
                                                      UNDERLYING          VALUE OF
                                                     UNEXERCISED         UNEXERCISED
                                                      OPTIONS AT        IN-THE-MONEY
                                                     1993 FISCAL           OPTIONS
                     SHARES                            YEAR-END           AT FISCAL
                   ACQUIRED ON                         (POUND)         YEAR-END $ (1)
                    EXERCISE          VALUE          EXERCISABLE/       EXERCISABLE/
     NAME            (POUND)       REALIZED ($)     UNEXERCISABLE       UNEXERCISABLE
Charles D. Way            0               n/a         285,000/ --      $   558,750/ --
Alan E. Shaw          7,500          $ 49,688          54,500/ --      $    79,938/ --

(1) The value of unexercised in-the-money options is calculated for each officer as follows: market price of the Common Stock as of December 29, 1993 times the number of shares covered by such in-the-money options held by such officer minus the product of the exercise price with respect to such options and the number of shares covered by such options.
DEFERRED COMPENSATION -- SALARY CONTINUATION AGREEMENTS
     In April 1987, the Board of Directors approved a Deferred
Compensation -- Salary Continuation Agreement between the Company and Mr. Charles Way. The agreement with Mr. Way provides for cash payments of $60,000 per year for each of the 10 years following Mr. Way's retirement, death or total disability, with retirement age set at 55, such benefits to vest 10%
                                       6
per annum commencing in 1987. The total deferred compensation liability as of December 29, 1993 relating to this agreement was $85,433. An aggregate of $19,163 of deferred compensation was accrued under this agreement for the benefit of Mr. Way during fiscal 1993. The Company is the owner and beneficiary of a life insurance policy on the life of Mr. Way. On the basis of reasonable assumptions as to mortality, dividends and other factors, it is expected that the cost of benefits under this arrangement will be recovered through a combination of general corporate funds and the cash surrender value of the insurance policy.
                      REPORT OF THE COMPENSATION COMMITTEE
                           AND STOCK OPTION COMMITTEE
     The Compensation Committee (the Compensation Committee) of the Board of Directors periodically submits to the Board recommendations respecting the salary, bonus and other non-stock compensation to be provided to the Company's executive officers. The Stock Option Committee (the Stock Option Committee) of the Board grants options for the Company's Common Stock to the Company's executive officers and employees. These Committees provide the following joint report.
EXECUTIVE OFFICER COMPENSATION
     The Committees attempt to act on the shareholders' behalf in establishing executive compensation programs, for the Company's shareholders ultimately bear the cost of these programs. The Company's executive compensation policies and specific executive compensation programs are adopted and administered in accordance with that belief. The Committees annually review the Company's corporate performance and that of its executive officers to determine appropriate compensation. The Committees seek to achieve a balance between the Company's need to attract and retain qualified and motivated executives, on the one hand, and the maximization of the Company's operating performance, on the other.
     The Committees' executive compensation philosophy is to provide for compensation opportunities that reflect Company and individual performances. In addition, the Committees attempt to ensure compensation fairness and consistency in accordance with individual responsibility and performance, taking into account industry peer group compensation programs, and to emphasize both short and long-term Company performance by looking at measures such as earnings per share, operating margins, return on equity, and increase in revenues. The Company's current executive compensation structure consists of base salary and stock options, with an incentive cash bonus arrangement.
     Over the years, the Company has attempted to set executive officer cash compensation amounts at levels somewhat lower than comparable peer group industry norms, and has complemented these cash amounts with significant stock option grants. The Compensation Committee does not use any formula to set executive salary levels, but takes into account the qualitative factors described above.
     The stock option grants are generally made on an annual basis at the then stock market price and have the purpose of providing the Company's executive officers and key employees with an equity ownership opportunity in the Company and with incentives to maximize shareholder values. In determining the size of any stock option grant, the Stock Option Committee considers the Company's performance, the individual's performance, the potential effect which the individual's future performance may have on the Company, and the number of options previously granted to the individual.
     During 1992, the Company engaged an independent consultant to survey its cash compensation and stock option grants to provide the Committees with a comparison of the aggregate compensation paid by the Company with the compensation paid by other companies in the Company's peer group. The peer group selected for this purpose consisted of companies operating chain restaurants which responded to the 1992 Chain Restaurant Compensation Association survey. This group is different from the companies used for purposes of the performance graph set forth below because detailed information regarding compensation was readily available with respect to the companies which responded to the Chain Restaurant Compensation Association survey. As a result of this survey, the cash compensation of certain of the Company's executives was adjusted, taking into account qualitative factors, so that the total compensation, including stock option grants, received by the Company's executives would in most instances be reasonably comparable to peer group compensation for the same or similar positions. The Committee believes that, even after adjustment, the cash compensation of its executive officers is somewhat lower than comparable peer group industry norms.
     During 1993, two executive officers were paid a cash bonus. Alan Shaw, Vice President -- Operations, was paid a bonus based on four factors: (1) same-store sales comparisons; (2) store profits compared to the immediately preceding year;
                                       7

(3) customer service as reported through a hidden shopper program; and (4) various other considerations, including management turnover, team work and creativity. Morgan Graham, Vice President -- Construction, was paid a bonus based upon qualitative factors associated with his department's performance in completing scheduled construction projects.
     During 1993, the Compensation Committee adopted an Executive Bonus Plan to provide additional incentives to its executive officers, effective for the 1994 fiscal year. The bonus plan will cover seven of the Company's eight executive officers. Alan Shaw already participates in the plan described above. Pursuant to the plan, each year the Compensation Committee establishes a percentage of each participating executive's annual base salary, ranging from 10%-30%, as a target bonus amount. The executive is eligible to receive this bonus amount, or a portion thereof, if the executive meets objectives set by the Compensation Committee. In the case of all executive officers other than Charles Way and Edwin McCranie, the receipt of 2/3 of the bonus is based upon the achievement of Company objectives and the receipt of 1/3 of the bonus is based upon the achievement of departmental and personal objectives. In the case of Messrs. Way and McCranie, the receipt of their entire target bonus is based upon the achievement of Company objectives.
     Commencing in 1994, the Omnibus Budget Reconciliation Act of 1993 denies publicly traded companies the ability to deduct for federal income tax purposes certain compensation paid (including gains on exercised stock option grants) to top executive officers in excess of $1 million per person. The Compensation Committee and the Stock Option Committee intend in 1994 to determine the Company's response to the new rules.
CHIEF EXECUTIVE OFFICER COMPENSATION
     Mr. Way joined the Company in 1979, has served as its President and Chief Executive Officer since 1989, and became Chairman of the Board in 1992. The Compensation Committee believes that Mr. Way's cash compensation in recent years has consistently been significantly below that of the average cash compensation paid by peer group companies. This has been partly the result of his personal desire to emphasize shareholder value instead of cash compensation in his compensation package and partly the result of the policy described above of emphasizing stock option grants rather than cash compensation. The Committees believe that this approach to Mr. Way's compensation has resulted in an appropriate alignment of his long-term rewards from the Company with the interests of shareholders.
     Mr. Way's cash compensation in fiscal 1993 increased 13% over his fiscal 1992 cash compensation. At fiscal 1993 year-end, the value of his outstanding in-the-money stock options was $558,750 as compared to $1,065,000 at fiscal 1992 year-end. The Company's per share earnings decreased 3.6% from 1992 to 1993.

COMPENSATION COMMITTEE                STOCK OPTION COMMITTEE
James M. Shoemaker, Jr., Chairman     James M. Shoemaker, Jr., Chairman
Barry L. Edwards                      Barry L. Edwards
Brian S. MacKenzie                    Brian S. MacKenzie

                               PERFORMANCE GRAPH
     A line graph comparing the cumulative, total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of the NASDAQ Market Index and a peer group consisting of all publicly traded companies whose SIC code is 5812, the code for eating places, over the same period (assuming a $100 initial investment) is presented below.
     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

             (Performance Graph appears here--see appendix)

                                    AUDITORS
     KPMG Peat Marwick, independent certified public accountants, have been appointed as auditors for the Company for the current fiscal year and to examine and report to shareholders upon the financial statements as of and for the year ending December 28, 1994. Representatives of KPMG Peat Marwick will be present at the Annual Meeting, and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions which the shareholders may have. KPMG Peat Marwick has acted for the Company in this capacity since 1981, and neither the firm nor any of its members has any relation with the Company except in the firm's capacity as auditors and tax advisors.
                            SOLICITATION OF PROXIES
     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by officers and other regular employees of the Company by telephone, telegram or personal interview for no additional compensation. The Company has engaged W. F. Doring & Company to solicit proxies and distribute materials to brokerage houses, banks, custodians, nominees and fiduciaries for an estimated fee of approximately $10,000. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.
                                       9

                           PROPOSALS OF SHAREHOLDERS
     Any shareholder who wishes to present a proposal at the 1995 Annual Meeting of Shareholders of the Company and have such proposal included in the proxy statement and form of proxy relating to that meeting must cause such proposal to be received by the Company not later than November 16, 1994. Shareholders desiring to make a recommendation to the Nominating Committee of the Board of Directors should submit the name(s) and business background of the proposed nominee(s) for the Board no later than November 16, 1994. Such proposal should be sent to the Company, attention Janet J. Gleitz, Post Office Box 100, Greer, South Carolina 29652. The proposal must comply with the rules of the Securities and Exchange Commission relating to shareholder proposals.
                             FINANCIAL INFORMATION
     THE COMPANY'S 1993 ANNUAL REPORT IS ENCLOSED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF MARCH 2, 1994, WHO SO REQUESTS IN WRITING, A COPY OF SUCH FISCAL 1993 ANNUAL REPORT OR THE COMPANY'S 1993 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO RYAN'S FAMILY STEAK HOUSES, INC., 405 LANCASTER AVENUE, GREER, SOUTH CAROLINA 29650, OR POST OFFICE BOX 100, GREER, SOUTH CAROLINA 29652, ATTENTION: JANET J. GLEITZ.
                                 OTHER BUSINESS
     As of the date of this Proxy Statement, management was not aware that any business not described above would be presented for consideration at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person voting them.
                                  By Order of the Board of Directors,
                                  (Signature of Janet J. Gleitz)
                                  Janet J. Gleitz
                                  SECRETARY
Greer, South Carolina
March 25, 1994
                                       10

    P
    R
    O
    X
    Y

Please sign
on reverse side
and return in
the enclosed
postage-paid
envelope.

                  RYAN'S FAMILY STEAK HOUSES, INC.
              P.O. Box 100, Greer, South Carolina 29652

The undersigned hereby appoints Charles D. Way and Janet J. Gleitz, and each of them, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Ryan's Family Steak Houses, Inc. (the "Company") held of record by the undersigned on March 2, 1994, at the annual meeting of shareholders to be held on April 28, 1994 (the "Meeting"), or any adjournment thereof.

1. ELECTION OF DIRECTORS
   [ ] FOR all nominees listed below            [ ] WITHHOLD AUTHORITY
       (except as marked to the contrary below)     to vote for all nominees listed below

   James D. Cockman, Barry L. Edwards, Brian S. MacKenzie, G. Edwin McCranie, Harold K. Roberts, Jr., James M. Shoemaker, Jr., Charles D. Way

   Instruction: To withhold authority to vote for any individual nominee(s)
                write the name of the nominee(s) on the space provided below.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH INSTRUCTIONS CONTAINED HEREIN. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" ALL OF THE FOREGOING PROPOSALS.

                                        Date                        , 1994

                                                     Signature

                                                     Signature
                                         Please sign this proxy exactly as
                                         your name or names appear hereon. If
                                         stock is held jointly, signatures
                                         should appear for both names. When
                                         signing as attorney, executor,
                                         administrator, trustee, guardian or
                                         agent, please indicate the capacity in
                                         which you are acting. If stock is held
                                         by a corporation, please sign in full
                                         corporate name by authorized officer
                                         and give title of officer.

******************************************************************************
                                APPENDIX

On The Shareholders Letter page the signature of Janet J. Gleitz appears where indicated.

On the Notice of Annual Meeting of Shareholders page the signature of Janet
J. Gleitz appears where indicated.

On Page 9 the Performance Graph appears where indicated. The Plot Points are as listed below:


                                  FISCAL YEAR ENDING
COMPANY                      1988     1989     1990     1991     1992     1993

RYANS FAMILY STEAK HOUSE      100   148.84   106.98   174.42   204.65   162.79
PEER GROUP                    100   138.93   119.31   169.85   217.04   249.23
BROAD MARKET                  100   112.89    91.57   117.56   118.71   142.40

On Page 10 the signature of Janet J. Gleitz appears where noted.